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                      SEPARATION AGREEMENT AND GENERAL RELEASE

       This Agreement (this "AGREEMENT") is entered into as of March 17, 1999, between Hybrid Networks, Inc., a Delaware corporation (the "COMPANY"), and William M. Daniher ("EMPLOYEE").

                                      RECITALS

       A. Whereas, the Company has employed Employee as its President and COO;

       B. Whereas Employee wishes to end his employment relationship with the Company as of March 31, 1999 (the "TERMINATION DATE"), and he and the Company wish to provide for termination of that relationship by mutual agreement in a way which will preserve the goodwill that exist between them.

       Now, therefore, in consideration of the premises and mutual promises herein contained, the parties agree as follows:

       1.     TERMS OF SEPARATION

              A. Employee's employment ends as of the Termination Date. The Company will deliver on March 17, 1999, to Employee a check based on the gross amount set forth in part 1 of EXHIBIT A hereto for accrued salary, reimbursable expenses, accrued but unused vacation pay and any other similar payments due and owing to Employee up to the Termination Date, adjusted for applicable withholding and deductions..

              B. ON March 17, 1999, the Company will deliver to Employee a check based on the gross amount set forth in part 2 of EXHIBIT A as agreed upon in the Modification of Retention Bonus Agreement 2D representing severance pay.

              C. Employee will have 90 days after the Termination Date to exercise Employee's vested options. Employee's vested options are those options that have vested as of the Termination Date. The vesting of Employee's options will cease as of the Termination Date, except as indicated below in this Sections 1.C. If the company is successful in selling itself or its assets prior to April 1, 2000, Employee will receive the full bonus as provided for under paragraph 2C in the Modification of Retention Bonus Agreement. If the Company is successful in selling itself or its assets prior to April 1, 2000, vesting of the Additional Stock Options referred to in paragraph 2B of the Modification of Retention Bonus Agreement will accelerate and Employee will be able to exercise those options within 60 days after the sale.

              D. The Company offers to extend the health insurance coverage it currently provides Employee pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at Employee's expense. Employee will have 60 days from the Termination Date to notify the Company in writing of his election to continue coverage pursuant to COBRA


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              E.     The Company will continue to provide Employee, during the
                     period commencing on the Termination date and ending
                     June 30, 1999, access to the Company's server for e-mail receipt and transmittal. Employee warrants that he has returned to the Company any and all property and data of the Company of any type whatsoever that was in his possession, custody or control.

              F. The parties acknowledge that Employee is bound by the Proprietary Information and Inventions Agreement, which he signed when he commenced employment with the Company, and that Employee has had access to and has become acquainted with various non-public, confidential or trade secret information of the Company, including, but not limited to information referred to in the PII Agreement as "Proprietary Information" and records of the Company that are regularly used in the operation of the Company's business, that affect the success, profitability and good will of the Company and that are not known or available to persons outside the Company, and other nonpublic, confidential or trade secret information of the Company (collectively, the "PROPRIETARY INFORMATION"). With respect to such Proprietary Information Employee agrees:

                     (i) That all Proprietary Information and documents, memoranda, reports, files, correspondence and records that relate to the Company's business that Employee had contact with remain the Company's sole property;

                     (ii) That Employee will continue to abide by the terms and conditions of the attached PII Agreement to the extent that such terms and conditions provide for continuing obligations after termination of his employment;

                     (iii) That he will not directly or indirectly disclose any of this Proprietary Information, or use it in any way, either during the term of this Agreement or at any time thereafter, except as authorized in writing by the Company;

                     (iv) That he has delivered and returned to the Company all written or graphic records that he knows, suspects or should know contain Proprietary Information.

       2.     MUTUAL RELEASE

              Employee and his representatives, heirs, successors and assigns do hereby completely release and forever discharge the Company, its affiliates, present and former shareholders, officers, directors, agents, employees, attorneys, successors and assigns from all claims, rights, demands, actions, obligations, liabilities and causes of action he may have had or now have, known or unknown, to pursue any remedies available to him whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation, including, but not limited to, matters that could have been raised in a civil action, any employment laws, including but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act and any other laws and/or regulations relating to employment or employment discrimination. Notwithstanding the foregoing, Employee does not


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release any claims based on obligations created by or reaffirmed in the Pll
Agreement, the Indemnity Agreement entered into between the Company and Employee (the "INDEMNITY AGREEMENT") or this Agreement, including, without limitation, the obligations of the Company under the Indemnity Agreement to provide indemnification and a defense for Employee as set forth therein, whether or not such claims have already arisen or arise after the date hereof.

              The Company and its successors and assigns do hereby completely release and forever discharge Employee and his representatives, heirs, attorneys, successors and assigns from all claims, rights, demands, actions, obligations, liabilities and causes of action the Company may have had or now have, known or unknown, to pursue any remedies available to the Company whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation, including, but not limited to, matters that could have been raised in a civil action, any employment laws, including but not limited to, claims of breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act and any other laws and/or regulations relating to employment.
Notwithstanding the foregoing, the Company and its successors and assigns do not release any claims based on obligations created by or reaffirmed in the PII Agreement, the Indemnity Agreement or this Agreement, including, without limitation, the obligations referred to in Section 1.F above, whether or not such claims have already arisen or arise after the date hereof.

       3.     SECTION 1542 WAIVER

              Based on information currently available to the Company and Employee, as applicable, (i) the Company is not aware that Employee has committed any wrongdoing or has participated in the preparation and filing with any government agency of any report or final prospectus or registration statement that is incorrect or incomplete or in the preparation and issuance of any public announcement or any filing with any government agency which at the time thereof Employee knew or should have known to be incorrect or incomplete, and (ii) Employee is not aware that the Company has committed any wrongdoing or has prepared and filed with any government agency any report or final prospectus or registration statement that is incorrect or incomplete or in the preparation and issuance of any public announcement or any filing with any government agency which at the time thereof the Company knew or should have known to be incorrect or incomplete.

              Notwithstanding the foregoing, each party understands that, except for any claims referred to in the last sentence of the first paragraph of Section 2 or in the last sentence of the second paragraph of Section 2 (the "EXCEPTED CLAIMS"), such party releases not only claims presently known to such party, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the release and as described in the preceding sections. Each party understands that such party may hereafter discover facts different from what such party now believes to be true, which if known, could have materially affected this Agreement, but such party nevertheless waives any claims or rights based on different or additional facts, other than any Excepted Claims. Except for the Excepted Claims, each party knowingly and voluntarily waives any and all rights or benefits that such party may now have, or in the future may have, under the terms of section 1542 of the California Civil Code, which provides as follows:


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              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
              DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

       4.     CONFIDENTIALITY

              Employee and the Company understand and agree that this Agreement and each of its terms, and the negotiations surrounding it, are confidential and will not be disclosed by Employee or the Company, to any entity or person, for any reason, at any time, without the prior written consent of the other party, except (i) as required by law or regulatory authority (including governmental taxing agencies and the company's disclosure obligations, as reasonably interpreted by the company) or by lawful process (provided that Employee will give written notice to the Company of any such process sufficiently in advance of disclosure that the Company will have the reasonable opportunity to contest the disclosure) or
(ii) to the parties' respective legal advisors, accountants or tax advisors (or, in the case of Employee, spouse), provided that such person be informed of and agree to be bound by this confidentiality obligation.

       5.     NON-ADMISSION

              The parties understand and agree that this Agreement is not and will not be deemed or construed at any time or for any purpose as an admission of liability by the Company or by Employee. The liability for any and all claims is expressly denied by the Company and by Employee.

       6.     INTEGRATION

              The parties understand and agree that the preceding sections recite the sole consideration for this Agreement; that no representation or promise has been made by Employee, the Company or any other party concerning the subject matter of this Agreement, except as expressly set forth in this Agreement or the PII Agreement; and that all agreements and understandings between the parties concerning the subject matter of this Agreement are embodied and expressed in this Agreement and the PII Agreement. This Agreement and the PII Agreement will supersede all prior agreements and understandings between Employee and the Company, whether written or oral, express or implied, with respect to the engagement, employment, termination and compensation of Employee.

       7.     AMENDMENTS; WAIVER

              This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy or power under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right, remedy or power under this Agreement will preclude any other or further exercise thereof, or the exercise of any other right, remedy or power provided herein or by law or in equity.


       8.     ASSIGNMENT; SUCCESSORS AND ASSIGNS

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              This Agreement will be binding upon and will inure to the
benefit of the parties and their respective heirs, successors, attorneys and permitted assigns. This Agreement will not benefit any other person or entity except as specifically enumerated in this Agreement.

       9.     SEVERABILITY

              If any provision of this Agreement, or its application to any person, place or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or void, such provision will be enforced to the greatest extent permitted by law, and the remainder of this Agreement and provision as applied to other persons, places and circumstances will remain in full force and effect.



       10.    GOVERNING LAW

              This Agreement will be governed by and construed in accordance with the law of the State of California.

       11.    CONSIDERATION PERIOD

              Employee acknowledges he has read and understands this Agreement and that his signature below is completely voluntary. Employee also acknowledges that the Company has offered him the opportunity to take up to 21 days to consider this Agreement but that he has elected to execute and deliver this Agreement before such 21-day period has elapsed and that he waives his rights to consider this Agreement for such 21-day period.
Employee further acknowledges that he has been told by the Company that he has the right to consult with an attorney about this Agreement, that he was encouraged by the Company to consult with an attorney of his own choosing concerning the waivers contained in this Agreement, that he has done so and that the waivers he has made are knowing, conscious and with full appreciation that he may never pursue any of the rights he has waived.

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       IN WITNESS WHEREOF, the parties have executed and delivered as of the first date set forth above.

Employee:                          The Company:

                                   HYBRID NETWORKS, INC.

/s/ William M. Daniher
-----------------------------
William M. Daniher                 By:
                                      ---------------------------------------
                                          Carl S. Ledbetter
                                          Chairman & Chief Executive Officer



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                                   EXHIBIT A



1. Gross amount paid to Employee: $9184.18 and amount for accrued salary, reimbursable expenses and accrued but unused vacation pay through March 31, 1999.

2. Gross severance pay to Employee: $42,499.98, an amount equal to 3 months' base salary, not including bonus.


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                 EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT


       In consideration of and as part of the terms of my employment or continued employment by Hybrid Networks, Inc. ("Hybrid"), I agree as follows:

       1. PURPOSE OF AGREEMENT. I understand that Hybrid is engaged in a continuous program of research, development, marketing and other activities in connection with its business. I further understand and agree that Hybrid has a critical interest in preserving and protecting its proprietary information, its rights in inventions and in all related intellectual property. Accordingly, I am entering into this Employee Confidentiality and Inventions Agreement ("Agreement") as a condition of my employment or continued employment by Hybrid.

       2. NON-DISCLOSURE OF CONFIDENTIAL OR PROPRIETARY INFORMATION. I acknowledge and agree that while employed by Hybrid I will have access to confidential or proprietary information relating to the business and operations of Hybrid. Such confidential or proprietary information consists of all business information (1) that is not generally known to, and cannot be readily ascertained by others, (2) that has actual or potential economic value to Hybrid, and (3) that is treated as confidential by Hybrid. By way of illustration, confidential or proprietary information includes, but is not limited to, written and unwritten information concerning present and prospective products, services, sales and marketing concepts and methods, customer lists, costs, profits, market studies, and matters of a technical nature including know-how, methods, techniques, computer programs, computer hardware, computer software and documentation, research projects and studies, compilations, and personnel data about employees of Hybrid, including salaries, and other information of a similar nature. Confidential or proprietary information also includes any information belonging to third parties, including customers and suppliers of Hybrid, who may have disclosed confidential information to me during my employment with Hybrid.

       I will at all times, both during my employment and thereafter, keep and hold all such confidential or proprietary information in strictest confidence and trust. I will not at any time use or disclose any such information without the prior written consent of Hybrid, except as may be necessary to perform my duties for the benefit of Hybrid.

       3. RETURN OF CONFIDENTIAL OR PROPRIETARY INFORMATION AND OTHER MATERIALS. Upon termination of my employment with Hybrid, or at the request of Hybrid at any time prior to termination of my employment, I will promptly deliver to Hybrid all documents and materials of any nature relating to my work with Hybrid. Further, I will not take with me or keep any documents, materials or copies containing any Hybrid confidential or proprietary information.

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       4a.    NON-COMPETITION DURING EMPLOYMENT.  While employed by Hybrid, I agree not to engage in any employment, consulting, or business activity, other than for Hybrid, relating to any line of business in which Hybrid is engaged or which would otherwise conflict with my obligations to Hybrid.

       5. NO SOLICITATION DURING EMPLOYMENT. I agree that during my employment with Hybrid I will not, directly or indirectly, either for myself or any other person or entity, induce or influence any person who is engaged as an employee, agent, independent contractor, or otherwise by Hybrid to terminate his or her employment or engagement with Hybrid. I further agree that during my employment with Hybrid I will not approach or solicit in any manner, either for myself or any other person or entity, any customer of Hybrid to cease doing business with Hybrid or to do business with me or with any other person or entity.

       6. NO SOLICITATION AFTER EMPLOYMENT. I agree that for a period of one year following the termination of my employment with Hybrid, for whatever reason, I will not directly or indirectly solicit any person employed or otherwise engaged by Hybrid to terminate his or her employment or engagement with Hybrid. I further agree that for a reasonable period of time after the termination of my employment, which I agree is a period of one year, I will not directly or indirectly solicit any customer of Hybrid to the extent the identity of the customer constitutes a trade secret or is proprietary or confidential information as defined in Paragraph 2 of this Agreement.

       7. DISCLOSURE AND OWNERSHIP OF INVENTIONS. For purposes of this Agreement the term "inventions" means any and all creations, artworks, discoveries, improvements, technical developments, or inventions whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, ideas, artworks, software or trade secrets. I agree to promptly disclose in confidence to Hybrid all inventions that I make or conceive, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such inventions are patentable, copyrightable or protectable as trade secrets.

       I acknowledge that all inventions that (1) are developed using equipment, supplies, facilities or trade secrets of Hybrid, (2) result from work performed by me for Hybrid, or (3) relate to Hybrid's business or current or anticipated research and development, will be the sole and exclusive property of Hybrid. I hereby irrevocably assign any and all rights I may claim to any such inventions to Hybrid. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that Hybrid will be considered the author and owner of such copyrightable works. I agree to execute documents and take all other appropriate actions to assist Hybrid in obtaining and enforcing any patents, copyrights, mask work rights, trade secret rights, and other legal protections for Hybrid's inventions or confidential or proprietary information.

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       8.     LABOR CODE SECTION 2870 NOTICE.  Notwithstanding Paragraph 8,
above, I understand and acknowledge that I will not be required to assign to Hybrid the rights to any inventions that are developed entirely on my own time, without using Hybrid's equipment, supplies, facilities or trade secret information, and that otherwise fully qualify under the provisions of California Labor Code Section 2870. I understand and agree, however, that I will be required in all events to disclose all inventions made solely or jointly with others during the term of my employment with Hybrid, in accordance with California Labor Code Section 2871. I acknowledge that a copy of California Labor Code Sections 2870, 2871 and 2872 are attached to this Agreement.

       9. NON-DISCLOSURE OF FORMER EMPLOYER'S CONFIDENTIAL INFORMATION. I certify that my performance of the terms of this Agreement, and of my duties as an employee of Hybrid, will not breach any existing agreement I may have with any former employer or other party. I certify that I will not bring with me to Hybrid or use in the performance of my duties for Hybrid any trade secret or proprietary information belonging to any former employer or other party.

       10. NOTIFICATION. I authorize Hybrid to notify my past, present or future employers of the terms of this Agreement and my responsibilities under this Agreement.

       11. INJUNCTIVE RELIEF. I acknowledge and agree that while employed by Hybrid I will have access to confidential or proprietary information and I will render personal services of a special, unique and extraordinary character. I agree that the restrictive covenants set forth in this Agreement are reasonable and necessary for the adequate protection of the affairs and business of Hybrid, that a breach of a covenant could affect the successful conduct of Hybrid's business and its goodwill, and that it would be difficult or impossible to determine adequate or appropriate monetary damages in the event of any breach of these obligations. In recognition of these facts, I consent and agree that if I violate any of these restrictive covenants, Hybrid is entitled to injunctive relief, restraining me from committing or continuing any violation of these covenants. Such injunctive relief will be in addition to any other rights and remedies that are available to Hybrid under this Agreement or otherwise.

       12. SEVERABILITY. If any part of this Agreement is determined to be invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision, and the remainder of this Agreement will remain in full force and effect.

       13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Unites States and the State of California as applied to agreements entered into and performed entirely within California between California residents.

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       14.    ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the parties relating to the covered subject matters and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Agreement may be modified only in writing and only with the written consent of both parties.

DATED: APR 16, 1999                               /s/ William M. Daniher
      ------------------------------             -----------------------------
                                                 [SIGNATURE]

                                                      WILLIAM M. DANIHER
                                                 -----------------------------
                                                 [TYPE OR PRINT EMPLOYEE'S NAME]



DATED: APRIL 16, 1999                            HYBRID NETWORKS, INC.
      ------------------------------
                                                 By /s/ Judson W. Goldsmith
                                                   ---------------------------
                                                 [SIGNATURE]

                                                 Vice President, Finance
                                                 -----------------------------
                                                 [TYPE OR PRINT EMPLOYEE'S NAME]
                                                 JUDSON W. GOLDSMITH
                                                 VICE PRESIDENT, FINANCE